As filed with the Securities and Exchange Commission on February 1, 2002


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________


                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                   Form SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933




                            Mobile Self Storage, Inc.
              (Exact name of small business issuer in its charter)


              Nevada                    6798                    91-1930136
(State or other jurisdiction of   (primary standard           I.R.S. Employer
 incorporation or organization)    industrial code)       Identification Number)



                                  571 G Street
                           Salt Lake City, Utah 84103
                       (801) 918-3506, Fax (801) 273-1205
          (Address and telephone number of principal executive offices)

                               Agent for Service:
                          Joseph Mikacevich, President
                            Mobile Self Storage, Inc.
                                  571 G Street
                           Salt Lake City, Utah 84103
                       (801) 918-3506, Fax (801) 273-1205
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration File No. 333-66672

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

--------------------------------------------------------------------------------
             EFFECTIVE DATE OF SB-2 REGISTRATION: DECEMBER 7, 2001
--------------------------------------------------------------------------------


Explanatory Note: The Registrant hereby files this Post-Effective Amendment No. One to its Registration Statement on Form SB-2 in order to file the Company's updated Subscription Agreement (Exhibit 4.2).

Part II - Information Not Required in Prospectus
-------------------------------------------------


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Mobile's Bylaws provide that it indemnify its AGENTS WHICH INCLUDES IT directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Mobile or a fiduciary of an employee benefit plan, or is or was serving at the request of Mobile as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Liability insurance will be purchased following Mobile's proposed financing. The effect of these provisions is potentially to indemnify Mobile's Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Mobile. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The Bylaws of Mobile, filed as Exhibit 1.2, provide that it will indemnify its AGENTS, IE officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Mobile, absent a finding of negligence or misconduct in office. Mobile's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Mobile has the power to indemnify such person against liability for any of those acts.



                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Mobile estimates the expense of this offering is as follows:

SEC registration fee..............................................$ 250.
Printing and engraving expenses.................................. 1,250.
Attorneys' fees and expenses......................................5,000.
Accountants' fees and expenses....................................5,000.
Transfer agent's and registrar's fees and expenses ................ 500.
Miscellaneous.....................................................3,500.

Total...........................................................$15,000.
                                                                ========

         The Registrant will bear all expenses shown above.

                     RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, Mobile has sold or issued the following common shares of restricted stock.

     o April 18, 2000 - 300,000 restricted common shares of stock in exchange For officers and directors services. These common shares of stock were issued accordingly:

               100,000 to Joseph Mikacevich, President and Board Chairman 100,000 to Leila Jensen, Vice President and Director 100,000 to Laura Olson, Secretary and Director

     o April 26, 2000 - 250,000 restricted common shares of stock for $.40 per shares for a financing of $100,000. This private placement was to Laura Olson, Mobile's Secretary/Treasurer and Director.

Change of Control Position:

     On April 8, 2000, Sharon Sutow purchased 2,500,000 restricted common shares at $.001 per share (par value) from Morgan Weinstein & Co., Inc.



                                    Exhibits

     The following exhibits are filed as part of this Registration Statement:

   ------- --------------------------------------------
   Exhibit
   Number  Description
   ------- --------------------------------------------
    2.1*   Articles of Merger & Plan of Reorganization
           & Change of Domicile
   ------- --------------------------------------------
    3.1*   Articles of Incorporation
   ------- --------------------------------------------
    3.2*   Bylaws
   ------- --------------------------------------------
    4.1*   Specimen Stock Certificate
   ------- --------------------------------------------
    4.2    Stock Subscription
   ------- --------------------------------------------
    5.1*   Opinion Re: Legality
   ------- --------------------------------------------
   23.1*   Consent of Auditors
   ------- --------------------------------------------

* Previously Filed

                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No. 1 to Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, Utah, on February 1, 2002.



MOBILE SELF STORAGE, INC.

By: /s/
    --------------------------------
    Joseph Mikacevich, President

In accordance with the requirements of the Securities Act of 1933, this Post Effective Amenmdment No 1 to Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates stated.

  --------------------------------------- --------------------------------------



    /s/                February 1, 2002
   ------------------------------------
   Joseph Mikacevich                       President, Board Chairman,
                                           Principal Executive Officer,

    /s/                February 1, 2002
   ------------------------------------
   Leila Jensen                            Vice-President & Director

    /s/                February 1, 2002
   ------------------------------------
   Laura Olson                             Secretary/Treasurer & Director and
                                           Principal Financial
                                           and Accounting Officer

  --------------------------------------- --------------------------------------